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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



GENERAL CABLE CORPORATION


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-22961 of General Cable Corporation on Form S-1 of our report dated February 7, 1997 (except for Note 19 as to which the date is April 18, 1997) on the combined financial statements of General Cable Corporation and related companies appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading 'Experts' in such Prospectus.



     We also consent to the use in this Amendment No. 2 to Registration Statement of General Cable Corporation on Form S-1 of our report dated February 3, 1997 on the consolidated financial statements of General Cable Corporation and subsidiaries (Predecessor), appearing in the Prospectus, which is a part of this Registration Statement.



     Our audits of the financial statements referred to in our reports dated February 7, 1997 (except for Note 19 as to which the date is April 18, 1997) and February 3, 1997 also included the financial statement schedule of General Cable Corporation, listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP


Cincinnati, Ohio
April 22, 1997



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